UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Quality Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLASS LEWIS RECOMMENDS SHAREHOLDERS VOTE THE WHITE PROXY CARD IN SUPPORT OF ALL QUALITY SYSTEMS BOARD NOMINEES

IRVINE, Calif. – August 25, 2008 – Quality Systems, Inc. (Nasdaq: QSII) announced today that Glass Lewis, a leading proxy advisory service, has recommended that shareholders vote for all of the company’s Board of Directors nominees at Quality Systems’ annual meeting of shareholders on September 4, 2008.  Glass Lewis also advised shareholders to vote against a proposal offered by dissident shareholder Ahmed Hussein, which would require the company to amend the definition of “independent director” in its corporate bylaws.

In recommending that shareholders vote with management for the director nominees George Bristol, Patrick Cline, Philip N. Kaplan, Vincent J. Love, Russell Pflueger, Steven T. Plochocki, Sheldon Razin and Robert L. Smith, the report cited the company’s positive, long-term financial performance accomplished primarily under the leadership of the company’s Board nominees and current management team. The report also cited Mr. Hussein’s lack of a strategic plan and decision not to attend certain committee meetings during his tenure as a Board member as a reasons not to support his director nominee slate. Glass Lewis also dismissed Mr. Hussein’s criticism of the company’s compensation practices by awarding Quality Systems an “A” grade for its “excellent pay-for-performance practices.”

In its analysis, Glass Lewis noted: “…considering the recent transition of leadership at the Company, as well as the absence of an alternative operating plan from the Dissident, shareholders should allow the executive team the opportunity to create positive change.”

The Glass Lewis report also analyzed the proposal offered by Mr. Hussein relating to the company’s definition of “independent director.” The report stated: “Prohibiting any director who previously served as CEO of the Company may prevent the Company from benefiting from the knowledge and expertise of a director with substantial knowledge of the Company” and advised shareholders to vote against this proposal.

Steven Plochocki, Chief Executive Officer of Quality Systems, said, “We are pleased that a well-respected, independent third party such as Glass Lewis has carefully reviewed the voting alternatives and recommends that shareholders vote for the company’s director nominees and against the dissident’s proposed bylaw change. Glass Lewis’ support for our Board nominees is a strong endorsement of the company’s financial and operational performance and the pro-shareholder policies that have guided our efforts. We believe this is the right Board to partner with management to continue to build value for our shareholders.”

The Company urges all shareholders to vote the WHITE proxy card today. For more information and voting instructions, Quality Systems shareholders should visit: www.qsi2008proxy.com/

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity and other applications and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

Statements made in this release, the proxy statements filed with the Securities and Exchange Commission (“Commission”), communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as factors discussed elsewhere in this and other reports and documents we file with the Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as in our other public disclosures and filings with the Commission.

On August 4, 2008, Quality Systems filed its definitive proxy statement and began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Quality System’s proxy statement as it contains important information. Shareholders may obtain an additional copy of Quality System’s definitive proxy statement and any other documents filed by Quality Systems with the Commission for free at the Internet website maintained by the Commission at www.sec.gov. Copies of Quality Systems proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at qualitysystems@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Quality System's shareholders is available in Quality System's definitive proxy statement filed with the Commission on August 4, 2008.

Contact:
Investors:
Quality Systems, Inc.
Paul Holt, CFO
949-255-2600
www.qsii.com
or
CCG Investor Relations
Sean Collins, Senior Partner
310-477-9800
www.ccgir.com

Media Contact:
The Abernathy MacGregor Group
Tom Johnson/Winnie Lerner
(212) 371-5999